UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1660 South Albion Street, Suite 525, Denver, CO 80222

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed on a Current Report on Form 8-K, on May 13, 2017, Aspen Group, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, Aspen Newco, Inc. (now known as United States University, Inc.), a newly formed Delaware corporation and wholly-owned subsidiary of the Company, Linden Education Partners LLC, a Delaware limited liability company (“Linden”), and Educaciόn Significatίva, LLC, a Delaware limited liability company that is an affiliate of Linden which does business as United States University, a regionally accredited for-profit university based in California (“USU”).

On December 1, 2017, the Company completed the acquisition of the operating assets of USU for consideration of: (i) approximately $1,150,000 million in cash (after deduction of closing adjustments including the loan referred to in clause (iii)), (ii) the issuance of 1,203,209 shares of the Company’s common stock, (iii) the forgiveness of an outstanding loan in the amount of principal and accrued interest of $953,400, and (iv) $2.0 million in the form of a convertible note (the “Note”) bearing 8% annual interest that matures over a two-year period after the closing. At the option of the Note holder, on each of the first and second anniversaries of the closing date, $1,000,000 of principal and accrued interest under the Note will be convertible into shares of the Company’s common stock at the then-current market prices (subject to a floor of $2.00 per share) or become payable in cash. In addition, the Company will assume certain liabilities, principally operating liabilities.

The Company has also agreed to appoint Oksana Malysheva, the Manager of Linden, to the Company’s board of directors at the Company’s next board meeting which is scheduled for December 15, 2017.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement and the Note, which have been filed as Exhibits 2.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated in this Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 2.01 above regarding the issuance of the Note is incorporated herein under this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 above regarding the issuance of the Company’s common stock and the Note is incorporated herein under this Item 3.02. These securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)

Pro forma financial information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)

Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated May 13, 2017 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 18, 2017 and incorporated by reference herein)*

4.1	Convertible Note dated December 1, 2017

*Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: December 1, 2017	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer